                         INVESTOR SUBSCRIPTION AGREEMENT
                      Series 4 Subordinated Unsecured Notes

Persons interested in purchasing Notes of KH Funding Company (the "Notes") must complete and return this Subscription Agreement along with their check, money order or wire transfer to:

     KH Funding Company
     10801 Lockwood Drive Suite370
     Silver Spring, MD   20901

If accepted by KH Funding Company (the "Company"), this Subscription Agreement shall constitute a subscription for Notes of the Company. The minimum investment, subject to waiver by the Company, is $5,000.

Acceptance of this Agreement will be in the form of an Acknowledgment which will be mailed to you. Monthly statements will be mailed to you which show the balance for your note. If this Agreement is not accepted by the Company, your investment funds will be returned to you within ten (10) days with no interest earned thereon.

Method of Payment:  Check, money order or wire transfer payable to KH Funding
                    Company.

I/we hereby irrevocably tender this Subscription Agreement for the purchase of $_______________ and, with this Subscription Agreement, I tender payment in such amount for the Notes subscribed.

     Term Requested (check one):  See the enclosed Rate Sheet for current interest rates.

     ______    1-Year Note    ______   3-year Note    _____  5-Year Note

The Daily and 30-day Notes have an interest rate that is adjusted by the Company from time-to-time.

The 1, 3 and 5-Year Notes have a fixed interest rate that is set at issuance. You may add to your initial and subsequent investments at anytime, without affecting the interest rate or maturity date of your note, subject to approval by the Company.

     Interest (check one):    ___ Monthly        ___Quarterly      ___Accrued

In connection with this investment in the Company, I represent and warrant as follows:
     1. I have received the Company's Prospectus dated ______________, 2003.
     2. I am a bona fide resident of the state of ____________________.
     3. My Social Security number or taxpayer identification number given below is correct.
     4. I am not subject to backup tax withholding (NOTE: Please cross out #4 if you have been notified by the Internal Revenue Service that you are subject to backup withholding because of underreporting interest or dividends on your tax return.

     Please register the Note which I am purchasing as follows:

     Name:  ___________________________________________________________

     As (check one):
     _____Individual     _____Tenants-in-Common   _____ Existing Partnership
     _____Joint Tenants  _____Corporation         _____ Trust
     _____Minor with adult custodian under UGMA   _____ IRA or SEP

     For the person(s) who will be registered noteholder(s):


     ------------------------------        -----------------------------
     Name                                  Telephone


     ------------------------------        -----------------------------
     Street address                        Social Security or Taxpayer ID number


     ------------------------------        ------------------------------
     City           State     Zip          Date of birth
                                           (only required for IRA accounts)


     ------------------------------        ------------------------------
     Signature                                     Date


            Original - KH FUNDING COMPANY       Copy - SUBSCRIBER

                             Subscription Agreement

                         INVESTOR SUBSCRIPTION AGREEMENT
                          Series 3 Senior Secured Notes

Persons interested in purchasing Notes of KH Funding Company (the "Notes") must complete and return this Subscription Agreement along with their check, money order or wire transfer to:

     KH Funding Company
     10801 Lockwood Drive Suite370
     Silver Spring, MD   20901

If accepted by KH Funding Company (the "Company"), this Subscription Agreement shall constitute a subscription for Notes of the Company. The minimum investment, subject to waiver by the Company, is $5,000.

Acceptance of this Agreement will be in the form of an Acknowledgment which will be mailed to you. Monthly statements will be mailed to you which show the balance for your note. If this Agreement is not accepted by the Company, your investment funds will be returned to you within ten (10) days with no interest earned thereon.

Method of Payment:  Check, money order or wire transfer payable to KH Funding
                    Company.

I/we hereby irrevocably tender this Subscription Agreement for the purchase of $_______________ and, with this Subscription Agreement, I tender payment in such amount for the Notes subscribed.

     Term Requested (check one): See the enclosed Rate Sheet for current interest rates.

     ______Daily Liquidity Note  ______30-day Demand Note

     ______1-Year Note           ______3-year Note         _____5-Year Note

The Daily and 30-day Notes have an interest rate that is adjusted by the Company from time-to-time.

The 1, 3 and 5-Year Notes have a fixed interest rate that is set at issuance. You may add to your initial and subsequent investments at anytime, without affecting the interest rate or maturity date of your note, subject to approval by the Company.

     Interest (check one):    ___ Monthly        ___Quarterly      ___Accrued

In connection with this investment in the Company, I represent and warrant as follows:
     1. I have received the Company's Prospectus dated ______________, 2003.
     2. I am a bona fide resident of the state of ____________________.
     3. My Social Security number or taxpayer identification number given below is correct.
     4. I am not subject to backup tax withholding (NOTE: Please cross out #4 if you have been notified by the Internal Revenue Service that you are subject to backup withholding because of underreporting interest or dividends on your tax return.

     Please register the Note which I am purchasing as follows:

     Name:  ______________________________________________________________

     As (check one):
     _____Individual     _____Tenants-in-Common   _____ Existing Partnership
     _____Joint Tenants  _____Corporation         _____ Trust
     _____Minor with adult custodian under UGMA   _____  IRA or SEP

     For the person(s) who will be registered noteholder(s):

     ------------------------------        -----------------------------
     Name                                  Telephone


     ------------------------------        -----------------------------
     Street address                        Social Security or Taxpayer ID number


     ------------------------------        ------------------------------
     City           State     Zip          Date of birth
                                           (only required for IRA accounts)


     ------------------------------        ------------------------------
     Signature                                     Date


            Original - KH FUNDING COMPANY       Copy - SUBSCRIBER

                             Subscription Agreement

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